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Office of the Chief Accountant                             Arthur Andersen LLP
Securities and Exchange Commission                         Suite 6600
450 Fifth Street, N.W.                                     901 Main Street
Washington, D.C. 20549                                     Dallas, TX 75202-3799
                                                           Tel 214 741 8300
                                                           www.andersen.com

April 18, 2002

Gentlemen:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated April 17, 2002, of SOURCECORP, Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP




By /s/ Rick W. Kraft
   Rick W. Kraft

TDK

Copy to:
Mr. Barry Edwards
SOURCECORP, Incorporated